FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the "Amendment"), dated as of February 23, 2001 (the "Effective Date"), is among the financial institutions listed on the signature pages hereof, Bank of America, National Association as administrative agent for the Lenders (the "Agent"), Harold's Stores, Inc., an Oklahoma corporation (the "Parent"), and each of Harold's Financial Corporation, an Oklahoma corporation, Harold's Direct, Inc., an Oklahoma corporation, Harold's Stores of Texas, L.P., a Texas limited partnership, Harold's Stores of Georgia, L.P., a Georgia limited partnership, and Harold's of Jackson, Inc., a Mississippi corporation (including the Parent each a "Borrower" and collectively the "Borrowers").

RECITALS:

A. The Borrowers, the Lenders, and the Agent are parties to the certain Loan and Security Agreement dated as of November 20, 2000 (as the same may be further amended, renewed, extended, restated or otherwise modified from time to time, the "Agreement").

B. The Borrowers have advised the Agent that (1) the Parent intends to adopt and file with the Secretary of State of Oklahoma a Certificate of Designations creating the Series 2001-A Preferred Stock (the "Preferred Stock "), (2) the Parent intends to sell and issue an aggregate of Three Hundred Thousand (300,000) shares of the Preferred Stock at a price per share of Twenty and No/100 Dollars ($20.00) (the "Stock Issuance") pursuant to that certain Series 2001-A Preferred Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") to the investors listed on Schedule 1.1(C) of the Agreement (the " Investors"), (3) the Parent intends to pay dividends on the Preferred Stock in both cash and additional shares of Preferred Stock pursuant to that certain Exhibit A, Preferences and Rights of Series 2001-A Preferred Stock of Harold's Stores, Inc., to the Stock Purchase Agreement ("Preferred Stock Preferences and Rights Agreement"), (4) the Parent and the Investors will enter into an Investor Rights Agreement dated as of the date hereof (the "Investor Rights Agreement") which will allow the Investors to demand that the Parent effect registration under the Exchange Act of (a) the shares of the Parent's common stock, $0.01 par value per share (the "Common Stock"), issuable or issued upon conversion of the Preferred Stock and (b) any other shares of Common Stock of the Parent issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the share listed in (a), and (5) the Parent will enter into an Employment and Non-Competition Agreement with Clark Hinkley (the "Employment Agreement" ) pursuant to which Clark Hinkley shall serve as Chief Executive Officer of the Parent.

C. The Borrowers have requested that the Lenders amend the Agreement in certain respects as more specifically provided hereinbelow.

D. Subject to the satisfaction of the conditions set forth herein, the Lenders party hereto are willing to amend the Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

  DEFINITIONS

    Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the same meanings as are given to such terms in the Agreement (as amended by this Amendment).

  AMENDMENTS

    Addition to Section 1.1 of the Agreement. Effective as of the Effective Date, Section 1.1 of the Agreement is hereby amended to add the following new terms and definitions, which terms and definitions shall appear in alphabetical order in such Section 1.1 and shall read in their entireties as follows:

    "First Amendment Date" means February 23, 2001.

    "Investors" means each of the investors identified on Schedule 1.1(C) as of the First Amendment Date.

    "Preferred Stock" means the Series 2001-A Preferred Stock designated in the Parent's Certificate of Incorporation.

    "Stock Purchase Agreement" means that certain Series 2001-A Preferred Stock Purchase Agreement dated as of February 23, 2001, among the Parent and the Investors.

    Amendments to Section 1.1 of the Agreement. Effective as of the Effective Date, each of the following definitions set forth in Section 1.1 of the Agreement is amended and restated to read in its entirety, respectively, as follows:

    "Applicable Margin" means, as of February 23, 2001 with respect to LIBOR Rate Loans, two and one-quarter percent (2.25%), subject to adjustment from time to time thereafter to the applicable percentage corresponding to the Leverage Ratio, as set forth below, respectively

Leverage Ratio	LIBOR Rate Loans
Greater than or equal to 5.00 to 1.00	3.00%
Less than 5.00 to 1.00 but greater than or equal to 4.00 to 1.00	2.75%
Less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00	2.50%
Less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00	2.25%
Less than 2.00 to 1.00	2.00%

    For the purpose of determining any such adjustments to the Applicable Margin, the Leverage Ratio (a) for the Fiscal Period beginning January 1, 2002, shall be determined based upon the Parent's Financial Statements for the Fiscal Quarter ending November 3, 2001 and (b) for each Fiscal Quarter ending after January 1, 2002, shall be determined based upon the Parent's Financial Statements for each of its respective Fiscal Quarters beginning with the Fiscal Quarter ending February 2, 2002, delivered to the Agent as required by Section 7.2(a) (with respect to the Financial Statements for the last Fiscal Quarter of the Parent of each Fiscal Year) and Section 7.2(b) (with respect to the Financial Statements for each Fiscal Quarter of the Parent which is not a Fiscal Year end), and any such adjustment, if any, shall become effective as of the date, on or after the first day of the calendar month following the calendar month in which such Financial Statements are delivered to the Agent, when any LIBOR Rate Loan is made, continued, or converted, as the case may be.

    "Change of Control" means the occurrence of any of the following: (a) except as allowed by Section 9.9, the adoption of a plan relating to the liquidation or dissolution of any Borrower; (b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act, as amended), other than any of the record owners who own more than five percent (5%) of the Capital Stock of the Parent as specified in Schedule 8.7 as of the Closing Date, of a direct or indirect majority in interest (more than fifty percent (50.0%)) of the voting power of the Capital Stock of the Parent by way of merger, consolidation, or otherwise; (c) the first day, after the First Amendment Date, on which a majority of the members of the Management Group of the Parent are not Continuing Directors, except as allowed by Section 9.9; or (d) any Borrower (other than the Parent) shall cease to be a Wholly-Owned Subsidiary of the Parent.

    "Continuing Directors" means, as of any date of determination, any duly appointed member of the Management Group of the Parent, any other Borrower, or any general partner of any other Borrower, who (a) was a member of such Management Group on the First Amendment Date or (b) was nominated for election or elected to such Management Group with the affirmative vote of a majority of the Management Group who were members of such Management Group at the time of such nomination or election or (c) was approved by Inter-Him N.V., provided that Ronald de Waal controls not less than sixty seven percent (67%) of the Capital Stock of Inter-Him N.V. at any time.

    Amendment to Section 4.5 of the Agreement. Effective as of the Effective Date, Section 4.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

    Section 4.5 Prepayments from Asset Dispositions; Mandatory Prepayments.

    (a) All proceeds or other cash payments received by any Borrower pursuant to any transaction of merger, reorganization, consolidation, transfer, sale, assignment, lease, or other disposition allowed by Section 9.9(c) (other than the sale of Inventory in the ordinary course of business), and Section 9.19 net of related actual transaction costs and expenses, shall be paid to the Agent, promptly upon such receipt, for application to the Obligations in such manner as the Agent shall determine in its sole discretion.

    (b) All proceeds or other cash payments received by any Borrower from the sale and issuance of Preferred Stock pursuant to the Stock Purchase Agreement, shall be used by the Borrowers (i) to pay the Agent, for the account of the Lenders, the amount, if any and without duplication, by which the Aggregate Revolver Outstandings less the aggregate amount of Pending Revolving Loans exceeds the Borrowing Base and (ii) for general working capital purposes (not otherwise prohibited by this Agreement) in the ordinary course of business, and shall not be used, directly or indirectly, (A) to buy or carry any Margin Stock, (B) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to buy or carry any Margin Stock, (C) to extend credit for the purpose of buying or carrying any Margin Stock, or (D) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

    Amendment to Section 9.10 of the Agreement.  Effective as of the Effective Date, Section 9.10 of the Agreement is hereby amended and restated to read in its entirety as follows:

    Section 9.10 Distributions; Capital Change; Restricted Investments. No Consolidated Party shall (a) directly or indirectly declare or make, or incur any liability to make any Distribution, except Distributions to a Borrower and Distributions paid or payable by the Parent pursuant to the Stock Purchase Agreement; provided, that no Default or Event of Default shall exist at the time of, or shall occur after giving effect to, any such Distribution, (b) make any change in its capital structure which could have a Material Adverse Effect, or (c) make any Restricted Investment.

    Amendment to Section 9.13 of the Agreement. Effective as of the Effective Date, Section 9.13 of the Agreement is hereby amended and restated in its entirety as follows:

    Section 9.13 Debt. No Consolidated Party shall incur or maintain any Debt, other than (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements described in Section 8.6(a); (d) Debt of a Borrower constituting purchase money Debt (including, without limitation, obligations under Capital Leases) incurred after the Closing Date not to exceed $500,000 in the aggregate; (e) Permitted Subordinated Debt; and (f) Distributions payable by the Parent to the Investors pursuant to the Stock Purchase Agreement and not otherwise prohibited by this Agreement.

    Amendment to Section 9.24(a) of the Agreement. Effective as of the Effective Date, Section 9.24(a) of the Agreement is hereby amended and restated in its entirety as follows:

    Section 9.24 Adjusted Tangible Net Worth.

    (a) The Borrowers shall not permit the Adjusted Tangible Net Worth, determined for the Consolidated Parties, as of the end of any Fiscal Quarter, to be less than the following amounts during the specified periods:

Fiscal Year 2002	$26,000,000
Fiscal Year 2003 and thereafter:	$26,000,000 or such greater amount as may be established pursuant to Section 9.24(b).

    Amendment to Section 11.1(r). Effective as of the Effective Date, Section 11.1(r) of the Agreement is hereby amended and restated in its entirety as follows:

    (r) any breach or default (however defined) occurs under or in connection with (i) any Permitted Subordinated Debt, (ii) any subordination agreement governing any Permitted Subordinated Debt, or (iii) the Stock Purchase Agreement or any other agreement, certificate, or document executed and delivered in connection with the transactions contemplated by the Stock Purchase Agreement which could have a Material Adverse Effect, unless such default or event of default is waived by the parties thereto; or

    Addition to Section 11.1. Effective as of the Effective Date, Section 11.1 of the Agreement is hereby amended to add clause (s) to such Section 11.1 which shall read in its entirety as follows:

    (s) any Borrower shall agree, without the consent of the Agent, to any amendment, restatement, or other modification to the Stock Purchase Agreement or any other document, agreement, or certificate related thereto, to the extent any such amendment, restatement, or other modifications changes (i) the Dividend Rate (as defined in Exhibit A to the Stock Purchase Agreement), (ii) the timing or type of dividends, fees, redemption rights, voting rights, and conversion rights, if any, (iii) change the effective date of any performance, termination, or maturity specified therein, or (iv) adds or changes, in a manner more restrictive to any or all of the Borrowers, any covenant or restriction.

    Amendment to Schedule 8.7 of the Agreement. Effective as of the Effective Date, Schedule 8.7 is amended in its entirety to read as set forth in Schedule 8.7 hereof.

    Addition of Schedule 1.1(C) to the Agreement. Effective as of the Effective Date, the Agreement is hereby amended to add Schedule 1.1(C) to the Agreement, which Schedule shall read in its entirety as set forth on Schedule 1.1(C) hereof.

  CONSENTS AND WAIVERS

    Consent. The Borrowers have requested that the Agent and the Majority Lenders consent to (a) the amendment to the Parent's Certificate of Incorporation as such amendment relates to the creation of the Preferred Stock, (b) the creation of the Preferred Stock, and (c) the Stock Issuance pursuant to the Stock Purchase Agreement (each referred to herein individually as a "Proposed Action" and collectively, as the "Proposed Actions"). Each of the undersigned Lenders, subject to Section 13.1 of the Agreement and to the satisfaction of the conditions precedent set forth in Article 4 of this Amendment, (a) consents to the Proposed Actions as described in this Section 3.1 and (b) agrees that such Proposed Actions will not result in a Default or an Event of Default under the Agreement. The consent by the Agent and the Lenders pursuant to this Section 3.1 is expressly limited as provided herein and shall not extend to any actions taken pursuant to the second sentence of Section 8.10 of the Stock Purchase Agreement. In order to induce the Lenders to agree to provide the foregoing consent, the Borrowers agree that the consent set forth in this Section 3.1 shall not be deemed a consent to departure from any covenant or condition in any Loan Document except as specifically described in this Section 3.1.

    Waiver. The Borrowers have advised the Agent and the Lenders that (a) the Borrowers failed to dissolve CMT Enterprises, Inc., a New York corporation and Wholly-Owned Subsidiary of the Parent, on or before January 31, 2001, as required by Section 9.29 of the Agreement and (b) the Borrowers permitted the Adjusted Tangible Net Worth for the Fiscal Quarter ending February 3, 2001, to be less than the minimum amount specified for such date by Section 9.24 of the Agreement (such instance of non-compliance hereinafter being collectively called the "Specified Defaults"). At the Borrowers' request, subject to Section 13.1 of the Agreement and to the satisfaction of the conditions precedent set forth in Article 4 hereof, the Agent and the Majority Lenders hereby waive the Specified Defaults; provided, that such waiver is expressly limited as provided herein, and provided further, that in order to induce the Lenders to agree to the foregoing waiver, each Borrower agrees that (a) it will deliver to the Agent a copy of the articles or certificate of dissolution of CMT Enterprises, Inc. on or before April 30, 2001 and its failure to deliver such articles or certificate of dissolution on or before April 30, 2001 shall constitute an Event of Default under the Agreement and (b) the waiver granted under this Section 3.2 shall not constitute or be deemed a waiver of any other Default or Event of Default, now existing or hereafter arising, or a waiver of any rights or remedies arising as a result of such other Event of Default. Without limiting the foregoing, any failure to comply with the requirements of Sections 9.24 as of or for any date other than the date specified in clause (a) preceding shall constitute an Event of Default.

  MISCELLANEOUS

    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

      The Agent shall have received all of the following, each dated the Effective Date (unless otherwise indicated), in form and substance satisfactory to the Agent:

        Amendment Documents. This Amendment and any other instrument, document, or certificate reasonably required by the Agent to be executed or delivered by the Borrowers in connection with this Amendment, in each case duly executed (collectively, the "Amendment Documents");

        Corporate Certificate of the Parent Before Stock Issuance Transactions. A certificate duly executed by the secretary and chief executive officer of the Parent (A) certifying that the Parent continues in existence as an Oklahoma corporation, (B) certifying current incumbency with respect to each of the officers of the Parent authorized to execute and deliver this Amendment and to request borrowings under the Agreement as amended by this Amendment, (C) certifying and attaching true and complete copies of authorizing resolutions of the board of directors of the Parent to authorize the execution, delivery, and performance of this Amendment and the other Loan Documents to be executed by the Parent in connection herewith, (D) certifying that except for the attached certificate of designations creating the Series 2001-A Preferred Stock, the certificate of incorporation of the Parent, a copy of which has been previously certified to the Agent under that certain Corporate Certificate dated as of November 20, 2000, remains in full force and effect on and as of the date hereof without further modification or amendment in any respect since November 20, 2000, and (E) certifying that the bylaws of the Parent, a copy of which have been previously certified to the Agent under that certain Corporate Certificate dated as of November 20, 2000, remain in full force and effect on and as of the date hereof without further modification or amendment in any respect since November 20, 2000;

        Corporate Certificate of the Parent After Stock Issuance Transactions. A certificate duly executed by the secretary and chief executive officer of the Parent (A) certifying that the Parent continues in existence as an Oklahoma corporation, (B) certifying current incumbency with respect to each of the officers of the Parent authorized to request borrowings under the Agreement as amended by this Amendment, (C) certifying and attaching true and complete copies of authorizing resolutions of the board of directors of the Parent to authorize the execution, delivery, and performance of the Loan Documents to be executed by the Parent in the future, (D) certifying that except for the amendment to the certificate of incorporation of the Parent attached to the Corporate Certificate dated as of February 23, 2001, the certificate of incorporation of the Parent, a copy of which has been previously certified to the Agent under that certain Corporate Certificate dated as of November 20, 2000, remains in full force and effect on and as of the date hereof without further modification or amendment in any respect since November 20, 2000, and (E) certifying that the bylaws of the Parent, a copy of which have been previously certified to the Agent under that certain Corporate Certificate dated as of November 20, 2000, remain in full force and effect on and as of the date hereof without further modification or amendment in any respect since November 20, 2000;

        Corporate Certificate of other Borrowers. A certificate duly executed by the secretary and president of each Borrower, other than the Parent, (A) certifying that such Borrower is in existence and good standing in its state of incorporation, (B) certifying current incumbency with respect to each of the officers of such Borrower authorized to execute and deliver this Amendment and to request borrowings under the Agreement as amended by this Amendment, (C) certifying and attaching true and complete copies of authorizing resolutions of the board of directors of such Borrower to authorize the execution, delivery, and performance of this Amendment and the other Loan Documents to be executed by such Borrower in connection herewith, (D) certifying that the formation document of such Borrower, a copy of which has been previously certified to the Agent under that certain Corporate Certificate dated as of November 20, 2000, remains in full force and effect on and as of the date hereof without further modification or amendment in any respect since November 20, 2000, and (E) certifying that the organizational document of such Borrower, a copy of which have been previously certified to the Agent under that certain Corporate Certificate dated as of November 20, 2000, remain in full force and effect on and as of the date hereof without further modification or amendment in any respect since November 20, 2000;

        Preferred Stock Documents. Executed copies of the Investor Rights Agreement, the Stock Purchase Agreement, the Right of First Refusal Agreement dated as of the date hereof among the Parent, the Investors, and the Family Members (as defined in the Stock Purchase Agreement), the Employment Agreement, the Voting Agreement dated as of the date hereof among the Parent, the Investors, Rebecca Powell Casey, Michael T. Casey, and the other Family Members (as defined in the Stock Purchase Agreement), the Shareholders Agreement Amendment evidencing the amendment of the Parent's First Amended and Restated Stockholders' Agreement, dated June 15, 1998, the Second Amendment to Employment Agreement evidencing the amendment by Rebecca Powell Casey to her employment agreement with the Parent, the First Amendment to Employment Agreement evidencing the amendment by Harold G. Powell to his employment/consulting Agreement, the Confidential Separation Agreement and Release between H. Rainey Powell and the Parent, and all other documentation executed and delivered in connection with the transactions contemplated by such documents (collectively, the "Preferred Stock Documents");

        Receipt of Amendment Fee. The amendment fee in accordance with Section 4.6 hereto;

        Receipt of Joinder Agreement, Financing Statements, and Corporate Certificate of White Flint. Executed originals of (A) the certain Joinder Agreement dated concurrently herewith (the "Joinder Agreement") joining Harold's of White Flint, Inc. ("White Flint") to the Subsidiary Guarantor Documents, (B) UCC financing statements with respect to all of White Flint's Collateral (as defined in the Subsidiary Security Agreement) and other property (as applicable) in which a Lien is granted to the Agent and take all other steps reasonably required by the Agent to evidence, perfect, maintain, protect, and enforce the Agent's Lien in all such property, (C) a certificate duly executed by the secretary and president of White Flint certifying (1) certifying that White Flint is in existence and good standing in Maryland and Oklahoma, (2) certifying to the current incumbency with respect to each of the officers of White Flint authorized to execute and deliver the Joinder Agreement and the Subsidiary Guarantor Documents, (3) certifying and attaching true and complete copies of authorizing resolutions of the board of directors of White Flint to authorize the execution, delivery, and performance of the Joinder Agreement, the Subsidiary Guarantor Documents, and the other Loan Documents to be executed by White Flint in connection therewith, and (4) certifying and attaching true and correct copies of the certificate of incorporation and the bylaws of White Flint, and (D) any other instrument, document, or certificate reasonably required by the Agent to be executed or delivered by White Flint in connection with the Joinder Agreement or the Subsidiary Guarantor Documents (collectively, the "White Flint Documents");

        Opinion of Counsel. A signed opinion of counsel for the Parent, opining as to such matters in connection with the transactions contemplated by this Amendment as the Agent may reasonably request, such opinion to be in form, scope, and substance satisfactory to the Agent, Lenders, and their respective counsel, and addressing, without limitation, that these transactions comply in all material respects with all Requirements of Law of any Governmental Authority, that the sale of shares pursuant to the Stock Purchase Agreement is exempt under all applicable federal and state securities laws, that no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, the American Stock Exchange, or other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, the Parent of this Amendment, the White Flint Documents, or any Preferred Stock Documents;

        Evidence of Proceeds. Evidence in form and substance satisfactory to the Agent, Lenders, and their respective counsel, that the Parent has received payment in full for the Stock Issuance;

        Closing Certificate. A certificate of the Borrowers in form and substance satisfactory to the Agent certifying as to the satisfaction of the conditions precedent set forth in this Section 4.1; and

        Additional Information. Such additional documents, instruments, and information as the Agent may reasonably request to effect the transactions contemplated hereby.

      The representations and warranties contained herein, in the Agreement, and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except those, if any, which by their terms specifically relate only to a different date).

      All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be reasonably satisfactory to the Agent.

      No Default or Event of Default shall have occurred and be continuing.

    Representations and Warranties. The Borrowers hereby represent and warrant to the Agent that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each Borrower and will not violate any Borrower's certificate of incorporation or bylaws, (b) all representations and warranties set forth in the Agreement and in any other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to a different date), and (c) no Default or Event of Default has occurred and is continuing.

    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or any Lender, or any closing, shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them.

    Reference to Agreement. Each of the Loan Documents, including the Agreement, the Amendment Documents, and any and all other agreements, documents, or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement, whether direct or indirect, shall mean a reference to the Agreement as amended hereby.

    Ratifications. Each of the parties hereto agrees that the Loan Documents, as amended hereby, shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, each Borrower hereby acknowledges and confirms, that upon the effectiveness of this Amendment, and as a result thereof, the liens, security interests, and assignments created and evidenced by the Loan Documents are valid and existing liens, security interests, and assignments of the respective priority recited in the Loan Documents.

    Amendment Fee. The Borrowers jointly and severally agree to pay to the Agent and the Lenders on the date hereof an amendment fee in the amount of $20,000 as additional consideration for the Agent's and the Lenders agreement to amend the Agreement, consent to the Proposed Actions, and waive the Existing Defaults.

    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

    General. This Amendment, when signed by the Majority Lenders and each Borrower, as provided hereinbelow (a) shall be deemed effective prospectively as of the Effective Date, (b) contains the entire agreement among the parties and may not be amended or modified except in writing signed by all parties, (c) shall be governed and construed according to the laws of the State of Texas, (d) may be executed in any number of counterparts, each of which shall be valid as an original and all of which shall be one and the same agreement, and (e) shall constitute a Loan Document. A telecopy or other electronic transmission of any executed counterpart shall be deemed valid as an original.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

BORROWERS:

HAROLD'S STORES, INC.

By:

H. Rainey Powell

President

HAROLD'S FINANCIAL CORPORATION

By:

H. Rainey Powell

President

HAROLD'S DIRECT, INC.

By:

H. Rainey Powell

President

HAROLD'S STORES OF TEXAS, L.P.

By: HSTX, Inc., General Partner

By:

Rebecca P. Casey

President

HAROLD'S STORES OF GEORGIA, L.P.

By: HSGA, Inc., General Partner

By:

H. Rainey Powell

President

HAROLD'S OF JACKSON, INC.

By:

H. Rainey Powell

President

AGENT:

BANK OF AMERICA, NATIONAL ASSOCIATION, as the Agent

By:

Carol L. Whitley

Vice President

LENDER:

BANK OF AMERICA, NATIONAL

ASSOCIATION

By:

Carol L. Whitley

Vice President

ACKNOWLEDGMENT, CONSENT, AND REAFFIRMATION

Each of the undersigned hereby acknowledges and consents to the execution and terms and conditions of the foregoing Amendment and reaffirms its obligations under that certain Security Agreement dated as of November 20, 2000 (the " Security Agreement") and that certain Subsidiary Guaranty Agreement dated as of November 20, 2000 (the "Guaranty Agreement"), made by each of the undersigned in favor of the Agent, for the benefit of the Agent and the Lenders, and acknowledges and agrees that the Security Agreement and the Guaranty Agreement remain in full force and effect and the Security Agreement and the Guaranty Agreement are hereby ratified and confirmed in all respects.

Dated as of February 23, 2001.

HAROLD'S DBO, INC.

By:

Rebecca P. Casey, President

HSGA, INC.

By:

H. Rainey Powell, President

HSTX, INC.

By:

Rebecca P. Casey, President

HAROLD'S LIMITED PARTNERS, INC.

By:

H. Rainey Powell, President

THE CORNER PROPERTIES, INC.

By:

H. Rainey Powell, President

HAROLD'S OF WHITE FLINT, INC.

By:

Name:

Title:

SCHEDULE 1.1(C)

INVESTORS
Investor Name and Address	Number of Shares	Aggregate Purchase Price
INTER-HIM, N.V. Switzerland Representative Office Im Langacker 16 Postfach CH-5401 Baden Schweiz Attn: Mr. Victor Hoogstraal Telecopy: +41 56 483 0389	300,000	$6,000,000

SCHEDULE 8.7

CAPITALIZATION
	Shares Authorized		Shares Issued and Outstanding
Company	Common	Preferred	Common	Preferred
Harold's Stores, Inc.	25,000,000	1,000,000	6,084,302	300,000 Series 2001-A
Harold's Financial Corporation	20,000	180,000	20,000	180,000
Harold's Direct, Inc.	50,000	N/A	50,000	N/A
Harold's Limited Partners, Inc.	50,000	N/A	500	N/A
Harold's DBO, Inc.	50,000	N/A	1,000	N/A
HSTX, Inc.	50,000	N/A	1,000	N/A
HSGA, Inc.	50,000	N/A	1,000	N/A
Harold's of Jackson, Inc.	50,000	50,000	50,000	50,000
The Corner Properties, Inc.	50,000	N/A	50,000	N/A
Harold's of Texas, Inc. (formerly known as Southcoast Plaza, Inc.)	25,000	N/A	10,000	N/A
Harold's of White Flint, Inc.	10,000	N/A	10,000	N/A
CMT Enterprises, Inc.	200	N/A	10	N/A

Harold's Stores of Texas, L.P. - owned by HSTX, Inc. (1%) and Harold's Limited Partners, Inc. (99%)

Harold's Stores of Georgia, L.P. - owned by HSGA, Inc. (1%) and Harold's Limited Partners, Inc. (99%)

The following individuals/entities own over 5% of the Capital Stock of Harold's Stores, Inc.:
  Rebecca P. Casey
  Michael T. Casey
  H. Rainey Powell
  Harold G. Powell
  Lisa P. Hunt
  Inter-Him N.V. (c/o Ronald deWaal Investments)
  Safeco Asset Management Company
  Security National Bank & Trust of Norman, as Trustee